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             AlgoRx Pharmaceuticals, Inc. - Capsaicin License - Marco Pappagallo

                                                                   EXHIBIT 10.11

                                LICENSE AGREEMENT

      This License Agreement (the "Agreement") is entered into as of August 28, 2001 (the "Effective Date") between MARCO PAPPAGALLO, M.D. (the "Inventor"), and ALGORX PHARMACEUTICALS, INC., a Delaware corporation ("AlgoRx").

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

      1.1 Definitions. When used in this Agreement, the following terms will have the following meanings:

      1.1.1 "Affiliate" means, as to any person, another person controlled by, under common control with, or controlling such person. For these purposes, "control" means (a) the possession, directly or indirectly, of the power to direct the management or policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise, or (b) the ownership, directly or indirectly, of at least fifty percent (50%) of the outstanding voting securities or other ownership interest of a person or entity , or such lesser percentage as is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction.

      1.1.2 "Field of Use" means any human or non-human diagnostic, prophylactic or therapeutic use of the Licensed Patents and Licensed Technology.

      1.1.3 "Improvements" means all patentable inventions, including without limitation compounds and methods that are based on the Licensed Technology or which could not be conceived, developed or reduced to practice but for the use of the Licensed Technology.

      1.1.4 "Licensed Patents" means U.S. Provisional Patent Application No. 60/006,385 and U.S. Utility Patent Application No. 08/746,207 (U.S. Patent No. 6,248,788) together, subject to Section 2.1, with all applications and patents, U.S. and foreign, claiming priority therefrom, and any applications or patents relating to Improvements developed by the Inventor as in effect at the Effective Date.

      1.1.5 "Licensed Product(s)" means any product(s) developed, manufactured or sold by AlgoRx or its sublicensees which make use of the Licensed Technology.

      1.1.6 "Licensed Services" means any services performed by AlgoRx or its sublicensees which make use of the Licensed Technology.

      1.1.7 "Licensed Technology" means all know-how, proprietary knowledge, information and expertise possessed or developed by the Inventor or to which the Inventor has acquired or will acquire rights, embodied in or relating to the Licensed Patents and the use of capsaicin and its analogues for pain relief, and includes the Licensed Patents and any Improvements to which the Inventor has rights at the Effective Date, but does not include U.S. Patent Application No. 09/041294 (U.S. Patent No. 5,962,532), certain rights to which are licensed to AlgoRx from Dr. Pappagallo and James Campbell, M.D. and Richard A. Meyer, M.S. under a separate License Agreement of even date herewith among Dr. Pappagallo, Dr. Campbell, Mr. Meyer and AlgoRx (the "Main License Agreement"); provided, however, that if during the term of this Agreement the Inventor develops or otherwise has rights to any technology under the Licensed Patents

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            AlgoRx Pharmaceuticals, Inc. - Capsaicin License -- Marco Pappagallo

relating to any injectable product or injectable service (collectively, "Injectable Products and/or Services") using capsaicin and its analogues for pain relief ("Injectable Product Or Service Rights") then, to the extent the Inventor has any legally licensable ownership in such Injectable Product Or Service Rights, such Injectable Product Or Service Rights will automatically, upon the Inventor's obtaining such Injectable Product Or Service Rights, be licensed to AlgoRx under, and as part of the Licensed Technology as defined in, the Main License Agreement.

      1.1.8 "Losses" means claims, losses, liabilities, damages, fines, penalties, costs and expenses (including, without limitation, interest which may be imposed in connection therewith), expenses of investigation, reasonable fees and disbursements of counsel and of other experts with respect to any action, proceeding, investigation or claim.

      1.1.9 "Net Sales" means revenue from sales of any Licensed Products or provision of any Licensed Services, net of the following deductions when applicable and separately invoiced: cash, trade, or quantity discounts; sales, use, or other excise taxes (but not income or franchise taxes of AlgoRx or its sublicensees) or tariffs or import/export duties imposed upon particular sales or services; transportation charges; and rebates, allowances or credits to customers because of rejections, recalls or returns.

      1.1.10 "Product Covered by a Valid Claim" means any Licensed Product the manufacture, use or sale of which, but for the license granted hereunder, would infringe any Valid Claim. For purposes of this Agreement, Products Covered by Valid Claims will be interpreted on a country or other political jurisdiction-by-country or other political jurisdiction basis and on a day-by-day basis within each country or other political jurisdiction.

      1.1.11 "Service Covered by a Valid Claim" means any Licensed Service the performance of which, but for the license granted hereunder, would infringe any Valid Claim. For purposes of this Agreement, Services Covered by Valid Claims will be interpreted on a country or other political jurisdiction-by-country or other political jurisdiction basis and on a day-by-day basis within each country or other political jurisdiction.

      1.1.12 "Valid Claim" means a claim of any of the Licensed Patents which has not expired nor been held invalid or unenforceable by final decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which is not admitted by the Inventor to be invalid or unenforceable through reissue, disclaimer or otherwise.

      1.2 Interpretation. Unless the context otherwise requires, the following rules of interpretation will apply:

      1.2.1 Certain Words. The words "herein," "hereof," "therein," "thereof and words of similar import refer to the document as a whole and not to the particular phrase, clause, sentence, paragraph, section or division of the document in which such word is used.

      1.2.2 Singular, Plural, Etc. Words in the singular include the plural and words in the plural include the singular, and words expressed in one gender (whether masculine, feminine or neuter) include all other genders.

      1.2.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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            AlgoRx Pharmaceuticals, Inc. - Capsaicin License -- Marco Pappagallo

                                    ARTICLE 2
                                     LICENSE

      2.1 Grant Of License. The Inventor hereby grants to AlgoRx a non-exclusive, worldwide and perpetual license to use, license or otherwise exploit the Licensed Technology in the Field of Use, to develop, have developed, make, have made, use, import and sell, have sold and offer for sale Licensed Products and perform Licensed Services, with the right (subject to compliance with Section 2.4) to sublicense with respect to any or all of such recited purposes. Notwithstanding anything in the foregoing to the contrary (a) other than the Licensed Patents specifically cited in Section 1.1.4, the Inventor grants such license hereunder in and to any applications and patents, U.S. and foreign, claiming priority therefrom only to the extent that the Inventor has any legally licensable ownership in such other applications and patents, and (b) Injectable Product Or Service Rights will be governed by the provisions of
Section 1.1.7 relating thereto.

      2.2 No Grants To Third Parties. During the term of this Agreement, the Inventor will not assign or otherwise grant, by license or other arrangement, any of his rights in the Licensed Technology to third parties.

      2.3 Exclusive Ownership. If, at any time after the Effective Date, the Inventor becomes the exclusive owner of the Licensed Technology, the license granted by the Inventor hereunder to AlgoRx will thereupon and thereafter, during the term of this Agreement, automatically become and remain exclusive to AlgoRx. At the Effective Date, and simultaneously with the execution and delivery by AlgoRx and the Inventor of this Agreement, James N. Campbell has executed and delivered to AlgoRx an Undertaking in the form of Exhibit A. From and after the date, if ever, upon which the license granted hereunder by the Inventor to AlgoRx and the sublicense granted by AlgoRx to the Inventor become exclusive pursuant to this Section 2.3, then from such date and continuing during the balance of the term of this Agreement, (a) the running royalty rate under Section 3.2 will automatically increase from one-half percent (1/2%) to one and one-half percent (1.5%) and (b) all references in this Agreement to one-half percent (1/2%) automatically will be deemed to be to one and one-half percent (1.5%), and (c) the amount of any milestone payment that has not been become due and payable under Section 3.1 will automatically be payable when due at an amount equal to three (3) times the amount set forth in Section 3.1 for such milestone payment. Simultaneously with the execution and delivery by the parties of this Agreement, Richard A. Meyer has executed and delivered to AlgoRx and Dr. Pappagallo a Disclaimer in the form of Exhibit B.

      2.4 Sublicense To The Inventor, Certain Limitations. AlgoRx hereby grants to the Inventor a paid-up, non-exclusive license, which will terminate when this Agreement terminates, to use the Licensed Technology in the United States, solely for the purposes of research and development, without the right to commercialize, and subject to the obligations of the Inventor under this Agreement. Any Injectable Product Or Service Rights will be governed by the Main License Agreement.

      2.5 Sublicensing. Any sublicense granted by AlgoRx under this Agreement will provide that such sublicense will terminate automatically upon termination of this Agreement, will be consistent with the terms of this Agreement, and will provide the Inventor with the rights to require records and to perform audits. In each sublicense, the Inventor will be expressly identified as an intended third party beneficiary.AlgoRx will notify the Inventor in writing promptly after any sublicense is granted hereunder by AlgoRx and will provide the Inventor with

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            AlgoRx Pharmaceuticals, Inc. - Capsaicin License -- Marco Pappagallo

a complete copy of any such sublicense. AlgoRx will be responsible for collection from AlgoRx's sublicensees of all royalty amounts that are due from AlgoRx to the Inventor by AlgoRx in respect of such sublicenses, and for remitting to the Inventor such royalty payment amounts together with a report setting out Net Sales and royalty calculations relating to each relevant sublicense within the same time periods as specified in Article 2. AlgoRx will use its commercially reasonable diligent efforts to collect royalties from its sublicensees and will not be deemed to be in breach of this Agreement for any failure of any of its non-Affiliate sublicensees to pay royalties due from such sublicensee to AlgoRx for so long as AlgoRx is using its commercially reasonable diligent efforts to collect such royalties and reports on the status of such collection efforts in the reports provided pursuant to Section 3.4.

      2.6 General Obligations Of The Inventor. The Inventor will provide commercially reasonable assistance to transfer the data and know-how necessary for AlgoRx to begin development of the Licensed Technology. The Inventor will have no obligation to make, or to attempt to make, any Improvements in the Licensed Technology, and no payments will be made to the Inventor by AlgoRx pursuant to this Agreement as consideration for any efforts by him to make such Improvements, and all amounts paid to the Inventor by AlgoRx pursuant to this Agreement will be solely in consideration for the license granted to AlgoRx pursuant to Section 2.1.

                                   ARTICLE 3
                          ROYALTY PAYMENTS AND REPORTS

      3.1 Milestone Royalty Payment. The following milestone royalty payments will be paid by AlgoRx to the Inventor:

                                                             Amount of Milestone
                   Milestone                                   Royalty Payment
                   ---------                                 -------------------
First administration to a subject of a topical or
transdermally active drug, using Licensed Technology, in
an FDA-approved Phase I clinical trial:                           $ 40,000.00

First administration to a subject of a topical or
transdermally active drug, using Licensed
Technology, in an FDA-approved Phase III clinical trial
or other FDA-approved clinical trial than can, under FDA
regulations, result in FDA approval for commercial use,
application or marketing of the first Licensed Product in
the Field of Use:                                                 $ 66,000.00

FDA approval for commercial use, application or marketing of
the first Licensed Product in the Field of Use:                   $116,000.00
                                                                  -----------
Total Milestone Royalties                                         $222,000.00
                                                                  ===========

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            AlgoRx Pharmaceuticals, Inc. - Capsaicin License -- Marco Pappagallo

      Milestone royalty payments will be paid within thirty (30) days after the date upon which the relevant milestone has been achieved.

      3.2 Running Royalties. In addition to the milestone royalty payments provided for in Section 3.1, AlgoRx will pay a running royalty to the Inventor of one-half percent (0.5%) of Net Sales by AlgoRx and its sublicensees in the United States and in each other country or other political jurisdiction in which the Licensed Products are transdermal or topical products or services, and not Injectable Products and/or Services, and in each case are Products Covered by a Valid Claim or the Licensed Services are with respect to transdermal delivery and not injectable delivery, and in each case are Services Covered by a Valid Claim, as to each such country or other political jurisdiction only during such periods of time as such Licensed Products are, within such relevant country or other political jurisdiction, Products Covered by a Valid Claim and/or such Licensed Services are Services Covered by a Valid Claim. Such running royalty payments will be paid quarterly in arrears, within sixty (60) days after the end of each calendar quarter during the term hereof in which such Net Sales occurred. Each such payment will be accompanied by the reports provided for in
Section 3.4.2. The obligation to pay royalties to the Inventor pursuant to this
Article 2 is imposed only once with respect to the same unit of Licensed Product or the same Licensed Services regardless of the number of Licensed Patents pertaining thereto, and will be payable only with respect to the final sale of the Licensed Products or rendering of Licensed Services to the end user, and will not be payable on intermediate transactions, such as sales by AlgoRx of Licensed Products to its Affiliates or to distributors.

      3.3 Manner Of Payment. AlgoRx will make all payments required under this Agreement in the United States in United States dollars. Amounts due on the sale of Licensed Products outside the United States will be converted into United States dollars using the average rate of exchange for the applicable currency quoted in The Wall Street Journal for the last business day of the relevant quarter.

      3.4 Reports. AlgoRx will deliver to the Inventor the following reports during the term of this Agreement, each of which reports will be considered as Confidential Information of AlgoRx under Article 8:

      3.4.1 Milestone Royalty Payment Reports. With the payment by AlgoRx of any milestone royalties as specified in Section 3.1, a written report, in commercially reasonable detail, of the occurrence of such milestone event, including therewith commercially reasonable documentary support for the occurrence of such milestone event;

      3.4.2 Running Royalty Reports. With the running royalty payments as specified in Section 3.2, a written report setting forth, in commercially reasonable detail, Net Sales by AlgoRx and Net Sales by sublicensees of AlgoRx, showing in each case the royalty calculation in respect of such sublicenses, and including therewith commercially reasonable documentary support for the calculation of such running royalty payments for AlgoRx and such sublicensees.

      3.5 Records Retention. For a period of thirty-six (36) months after the year in which such Net Sales were received, AlgoRx and its sublicensees will keep complete and accurate records, in sufficient detail to permit the Inventor to confirm the accuracy of royalty calculations pursuant to this Agreement, pertaining to the sale of Licensed Products and provision of Licensed Services and covering all transactions during such year from which such Net Sales were derived.

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            AlgoRx Pharmaceuticals, Inc. - Capsaicin License -- Marco Pappagallo

      3.6 Audit. At the request and expense of the Inventor, AlgoRx and its sublicensees will permit an independent, certified public accountant appointed by the Inventor and acceptable to AlgoRx in writing, at reasonable times and upon reasonable prior written notice, to examine those records of AlgoRx and its sublicensees as may be necessary to (a) determine the correctness of any payment or report dealing with payments made by AlgoRx under this Agreement; or (b) obtain information as to the royalties payable by AlgoRx for any quarter in the case of AlgoRx's failure to report or pay royalties in accordance with this Agreement. Such accountant will not disclose to the Inventor any information other than information relating to the relevant quarterly reports, royalties and payments, and will disclose such information in a format agreed upon in writing by the parties that will ensure that no confidential information of AlgoRx is disclosed. Results of any such examination will be available to all parties hereto. The Inventor will bear the expense of the audit, unless such audit discloses a variance resulting in underpayment by AlgoRx of more than five percent (5%) of the actual amount due, and in case of such variance of more than five percent (5%), AlgoRx will promptly pay to the Inventor the full amount of such underpayment and will pay the expense of the audit. If AlgoRx is determined by the relevant examination to have underpaid, more than three (3) times within the five (5) year period commencing with the Effective Date, more than five percent (5%) of the actual amount due, then, as to such underpayment third occurrence and as to each underpayment occurrence, if any, thereafter, AlgoRx will pay to the Inventor, in addition to the amount of such underpayment and the expenses of such relevant audit, an amount, as a penalty, equal to fifty percent (50%) of the amount of such underpayment.

      3.7 Taxes. If AlgoRx is required to withhold and remit any tax to the revenue authorities in any state or country or other political jurisdiction, pursuant to the laws of such state or country or other political jurisdiction, regarding any payment to the Inventor made by AlgoRx under this Agreement, such amount will be withheld and remitted by AlgoRx and AlgoRx will notify the Inventor in writing thereof and will promptly furnish the Inventor with copies of any tax certificate or other documentation evidencing such withholding. All taxes levied on the income of the Inventor arising from this Agreement will be borne by the Inventor. The parties will take steps, consistent with then-current commercial practices, to (a) avoid or minimize any such withholding, and (b) take advantage of such double taxation avoidance agreements as may be available.

                                    ARTICLE 4
                                   LICENSE FEE

      4.1 License Fee. As the payment by AlgoRx to the Inventor of a license fee for the license granted under this Agreement, AlgoRx will reimburse to the Inventor, upon submission to AlgoRx by the Inventor of commercially reasonable documentation with respect thereto, a total of up to Eleven Thousand Five Hundred Dollars ($11,500.00) in documented legal fees and costs incurred by the Inventor in connection with his negotiation and execution of this Agreement, including advice related to the Inventor's ownership position with respect to the Licensed Patents, but excluding any other expenses related to any of the Licensed Patents.

      4.2 Documentation. Within thirty (30) days after the Effective Date, the Inventor will provide AlgoRx with commercially reasonable documentation to permit AlgoRx to verify the amount of fees and expenses for which the Inventor seeks such reimbursement under Section 4.1.

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            AlgoRx Pharmaceuticals, Inc. - Capsaicin License -- Marco Pappagallo

                                    ARTICLE 5
                              INTELLECTUAL PROPERTY

      5.1 Ownership Of Improvements Developed By The Inventor. The Inventor will own any Improvements developed by him, provided that the work to develop such Improvements was not performed pursuant to a contract requiring such work between the Inventor and AlgoRx, and provided that no resources or Confidential Information of AlgoRx were used for such work. Such Improvements as in effect as of the Effective Date are included within the Licensed Technology. The Inventor acknowledges his obligations under the Main License Agreement as to Improvements thereunder.

      5.2 Third Party Rights In Improvements. The Inventor represents that he is not a party to any agreement existing as of the Effective Date pursuant to which third parties are supporting, funding, or contributing to any research designed to lead to any Improvements and/or granting rights in any Improvements.

      5.3 Ownership Of Improvements Developed By AlgoRx. Any technology or Improvements conceived or developed by AlgoRx whether on its own or by third parties, pursuant to work carried out under contract for AlgoRx, or otherwise involving the use of resources belonging to AlgoRx, whether facilities, materials or AlgoRx Confidential Information, will be the property of AlgoRx.

      5.4 Publications. The Inventor acknowledges that publication or oral disclosure of any work carried out in connection with the Licensed Technology, including Improvements existing at the Effective Date, or of the results of such work, prior to the date of filing for patent, copyright or other applicable statutory protection, could result in the loss of commercial value of any such work or results. The Inventor will therefore provide AlgoRx with sufficient disclosure in writing regarding any matter related to work and work results or other intellectual property related to the Licensed Technology, including Improvements, existing at the Effective Date, at least ninety (90) days prior to publication of any kind with respect thereto by anyone other than AlgoRx, to allow AlgoRx to evaluate such proposed disclosure as it may affect AlgoRx's interests. The Inventor will consult with AlgoRx prior to any such disclosure or publication and will in good faith consider modifications to such proposed publication if such disclosure regarding work, work results or intellectual property relating to the Licensed Technology would, in AlgoRx's good faith view, as communicated to the Inventor in a writing signed by the President or Chief Executive Officer of AlgoRx, would materially adversely affect the business of AlgoRx. The provisions of Section 5.5 of the Main License Agreement will apply to any publication by the Inventor related to Injectable Products or Services.

      5.5 Infringement Of Licensed Patents. This Section 5.5 will apply only if AlgoRx obtains an exclusive license or assignment to the Licensed Technology pursuant to Section 2.3, provided that nothing in this Agreement will be deemed or construed to prevent or limit any rights of AlgoRx to take any lawful action, or to refrain from taking any action, as a licensee hereunder.

            5.5.1 Notice. Each party will promptly report to the other party promptly in writing as to any known or suspected infringement of any of the patent rights within the Licensed Patents, and will provide the other party with all information available to such notifying party with respect to such infringement or suspected infringement.

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            AlgoRx Pharmaceuticals, Inc. - Capsaicin License -- Marco Pappagallo

            5.5.2 Action By AlgoRx. If AlgoRx believes that any patent rights within the Licensed Patents have been infringed by any third party, AlgoRx, subject to applicable law, will have the right at its discretion to negotiate to obtain an agreement to end such infringement or use without authorization. If such negotiation is unsuccessful, AlgoRx will have the right, in its commercially reasonable judgment and subject to applicable law, to institute an infringement action or other appropriate legal action against such third party, and, in its commercially reasonable judgment, to settle any such action or dispute, provided that AlgoRx will not compromise or settle any such action without the prior written consent of the Inventor, which consent the Inventor will not unreasonably or untimely withhold. AlgoRx will have the sole and exclusive right to select counsel and will pay all expenses of any such action, including without limitation attorneys' fees and court costs, provided that (1) if there is a determination, by the court or authorized body resolving such action, of gross negligence, intentional misrepresentation or fraud by the Inventor, then the Inventor will, upon the written request of AlgoRx to the Inventor and subject to clause (2) immediately following, promptly pay, or promptly reimburse AlgoRx for, the expenses of such action as such reimbursement or payment amount will be set forth in AlgoRx's written request therefor, provided that if the Inventor has been determined to have committed fraud there will be no limit as to liability of the Inventor to AlgoRx. Notwithstanding anything in the foregoing to the contrary, AlgoRx recognizes that Inventor did not direct (and was not involved in) the prosecution of the Licensed Patents. Any damages, royalties, settlement fees or other consideration paid by the third party infringer as a result of legal action or settlement negotiations in connection with such infringement will be paid to and will be the property of AlgoRx. The amount of such damages, royalties, settlement fees, or other consideration actually received by AlgoRx, net of the expenses incurred by AlgoRx in such legal action, will be treated as Net Sales pursuant to Article 2 and a royalty in accordance with Sections 2.3 and 3,2 on such net amount will be payable by AlgoRx to the Inventor in respect of such amount, as part of the royalty provided in Article 2, provided that the value of any non-cash consideration so received by AlgoRx will be determined in good faith by the Board of Directors of AlgoRx and all royalty amounts thereon will, as calculated upon such determined fair market value, be paid to the Inventor in cash and not in kind. If deemed necessary by AlgoRx, the Inventor, subject to applicable law, will bring suit against third party infringers or join as a party to the action, at AlgoRx's option and expense. To the extent that AlgoRx has paid for the expenses of such action, any damages, royalties, settlement fees or other consideration paid by the third party infringer as a result of such legal action in connection with such infringement will be held by the Inventor as agent for AlgoRx and will be remitted by them to AlgoRx promptly after their receipt thereof.

            5.5.3 Action By The Inventor. If AlgoRx declines to act pursuant to
Section 5.5.2. AlgoRx will, promptly after such decision not to act, give written notice to the Inventor of such decision. If the Inventor believes, after delivery of such notice by AlgoRx, that any patent rights within the Licensed Patents have been infringed by any third party, the Inventor may at his expense take any action the sees fit with respect to such infringement, including initiating legal proceedings. If the Inventor commences any such action, the Inventor will promptly notify AlgoRx, in writing in commercially reasonable detail, of such commencement. In exercising his rights pursuant to this Section 5.5.3, the Inventor will have the sole and exclusive right to select counsel and will, except as provided below, pay all expenses of the action, including without limitation attorneys' fees and costs, and will have the right, in his commercially reasonable judgment, to settle any such action or dispute, provided that the Inventor will not compromise or settle any such action without the prior written consent of AlgoRx, which consent will not be unreasonably or untimely withheld. AlgoRx, in its sole discretion, and subject to the limitations stated in the last sentence of this Section 5.5.3, may elect in writing to the Inventor, within sixty

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            AlgoRx Pharmaceuticals, Inc. - Capsaicin License -- Marco Pappagallo

(60) days after the commencement of such litigation, to contribute to the costs incurred by the Inventor in connection with such litigation. Any damage, royalties, settlement fees or other consideration received by the Inventor as a result of such litigation will be shared by the Inventor and AlgoRx pro rata based on their respective sharing of the costs of such litigation. If deemed necessary by the Inventor, or by AlgoRx, by written notice to the other, AlgoRx will join as a party to the action but will be under no obligation to participate except to the extent that such participation is required as a result of being a named party to the action. At the written request of the Inventor if he is participating in such action, AlgoRx will offer reasonable assistance in connection therewith at no charge to the Inventor provided that for purposes of this Section 5.5.3, all out-of-pocket expenses incurred by AlgoRx in rendering such assistance will be treated as amounts contributed by AlgoRx to the costs of such litigation. AlgoRx will have the right to participate in and be represented in any such action by its own counsel at its own expense.

      5.6 Infringement Actions By Third Parties.

            5.6.1 Notice; Defense By AlgoRx. In the event of the institution of any action by a third party against AlgoRx or the Inventor for patent infringement involving the manufacture, use, distribution, marketing or sale of any Licensed Product or performance of any Licensed Service, the defendant party hereto will promptly notify the other party hereto in writing of such action if such action includes claims with respect to the Licensed Patents. AlgoRx will have the right to defend such action at its own expense, and the Inventor will assist and cooperate with AlgoRx, at AlgoRx's expense, to the extent necessary in the defense of such action. During the pendency of such action, AlgoRx will pay any royalties for Licensed Products or Licensed Services for which such infringement is claimed, with respect to the country or countries or other political jurisdiction(s) in which such infringement is claimed, into an escrow account to be implemented by AlgoRx at such bank as the Board of Directors of AlgoRx, acting in good faith, determines, and with the fees and cost of implementing and operating such escrow account to be paid by AlgoRx, provided that AlgoRx will during such pendency continue to pay royalties, as otherwise provided in this Agreement, with respect to all other Licensed Products or Licensed Services, and other countries or other political jurisdictions, with respect to which, in each case, no allegation of infringement has been made,.

            5.6.2 AlgoRx As Prevailing Party. If AlgoRx finally prevails because it is held not to be infringing any patents belonging to such third party or because such third party's patent is held invalid, AlgoRx will remit to the Inventor the royalties kept in escrow pursuant to Section 5.6.1, to the extent the Licensed Products or Licensed Services made the subject of the action are determined to have been, and to be, Products or Services Covered by a Valid Claim, and will continue to pay the royalties as set forth in Article 2, provided that AlgoRx will be entitled to a credit against payments due under this Agreement of an amount equal to one-half (1/2) of the commercially reasonable costs actually incurred by AlgoRx in such action, and further provided that in no event will such credit be more than fifty percent (50%) of such payments due hereunder for Licensed Products or Licensed Services in such country or other political jurisdiction which is the subject of such action. Any such credit not deducted for a calendar quarter as a result of the immediately preceding sentence may be carried forward and deducted by AlgoRx in subsequent calendar quarters.

            5.6.3 AlgoRx Not As Prevailing Party. If AlgoRx finally is not the prevailing party in such action, whether by judgment, award, decree or settlement, and is required to pay a royalty to such third party, AlgoRx will keep the royalties kept in escrow pursuant to Section 5.6.1 as a reimbursement of such royalties payable to a third party and, if the escrowed

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            AlgoRx Pharmaceuticals, Inc. - Capsaicin License -- Marco Pappagallo

amount is insufficient to reimburse AlgoRx for such royalties payable to a third party, will continue to pay to the Inventor the royalties for such Licensed Products or Licensed Services in such country or other political jurisdiction which is the subject of such action, if such Licensed Products or Licensed Services are, therein, Products or Services Covered by a Valid Claim, but AlgoRx will be entitled to a credit against any payments due under this Agreement of an amount equal to the royalty paid to such third party, provided that in no event will such credit be more than fifty percent (50%) of the payment due hereunder for Licensed Products or Licensed Services in such country or other political jurisdiction which is the subject of such action. In addition, if AlgoRx incurs litigation expenses or is required to pay damages to such third party, AlgoRx will be entitled to a credit against payments due under this Agreement of the reasonable costs actually incurred in such action plus the damages payable to the third party, until such costs and damages are recovered in full by AlgoRx. The credit for expenses and damages (taken with the foregoing credit for royalties to third parties) will, together, not be more than fifty percent (50%) of the payment due hereunder by AlgoRx for Licensed Products or Licensed Services, in such country or countries and such other political jurisdiction(s), which are the subject of such action for the relevant period, but such credit for expenses and damages will be extended for successive periods until the entire amount of such expenses and damages incurred by AlgoRx has been recovered; no credit will be afforded hereunder to AlgoRx if AlgoRx is found by a court or other body of competent jurisdiction to have intentionally infringed a third party's patent, or to have been unintentional but grossly negligent in infringing a third party's patent.

            5.6.4 Defense By The Inventor. If AlgoRx declines to defend such action by a third party against the Inventor for patent infringement involving the manufacture, use, distribution, marketing or sale of any Licensed Product or performance of any Licensed Services, the Inventor may defend such action at his own expense and will be entitled to require assistance from AlgoRx at the Inventor's expense.

            5.6.5 Consents To Settlement And Compromise. If AlgoRx defends an action pursuant to Section 5.6.1, AlgoRx will not compromise or settle any such action without the prior written consent of the Inventor, which will not be unreasonably or untimely withheld. If the Inventor defends an action pursuant to
Section 5.6.4, the Inventor will not compromise or settle any such action without the prior written consent of AlgoRx, which will not be unreasonably or untimely withheld.

      5.7 Patent Prosecution And Maintenance. AlgoRx may at its election and subject to applicable law take over the prosecution and maintenance of the Licensed Patents, including filing new applications in foreign countries corresponding to any of the Licensed Patents, and any proceedings concerning assertion of inventorship or ownership by the Inventor with respect to any of the Licensed Patents or corresponding applications in foreign countries (each an "Ownership Proceeding"), or filing in the United States and foreign countries for patents relating to any existing Improvements made by the Inventor. The Inventor, however, makes no representation or warranty as to the achievability of any such action. If AlgoRx takes over such prosecution and maintenance, AlgoRx will decide whether to file an application for patenting, or otherwise pursue prosecution of, elements of the Licensed Technology in a particular jurisdiction, and will decide whether it will fund any Ownership Proceedings. If AlgoRx takes over such prosecution and maintenance, and thereafter declines to pursue patent protection for an element of the Licensed Technology in a particular jurisdiction, or decides not to fund an Ownership Proceeding, (a) AlgoRx will promptly after such decision not to act, give written notice to the Inventor of such decision, and (b) after delivery of such notice, the Inventor may at his expense take any action he sees fit with respect to such filing or other prosecution or with

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            AlgoRx Pharmaceuticals, Inc. - Capsaicin License -- Marco Pappagallo

respect to such Ownership Proceeding(s), provided that the Inventor will undertake no action with respect to any Ownership Proceeding unless such action is approved in writing by AlgoRx, which approval AlgoRx will not unreasonably or untimely withhold. Any applications for patents (or patents resulting from such applications) so prosecuted by the Inventor, or obtained by the Inventor as a result of an Ownership Proceeding, will be included in the Licensed Technology, and the Inventor will comply with the obligations provided in this Agreement with respect to such applications and patents. If the Inventor chooses to seek such protection, AlgoRx hereby grants the Inventor the right, subject to the provisions of Article 8, to use information relating to the Licensed Technology solely for the purposes of filing and prosecuting such application. If the Inventor declines to pursue patent protection for an element of the Licensed Technology for which AlgoRx has also declined to pursue patent protection, (a) the Inventor will, promptly after such decision not to act, give written notice to AlgoRx of such decision, and (b) after delivery of such notice, AlgoRx will have a period of ninety (90) days after such notice within which to file an application for patenting, or otherwise pursue protection of, such elements of the Licensed Technology. If AlgoRx undertakes any prosecution and maintenance of the Licensed Patents, and/or any Ownership Proceeding, and/or any filing in the United States and foreign countries for patents relating to any Improvements made by the Inventor, (a) the Inventor will provide all commercially reasonable assistance and participation to AlgoRx in connection therewith as AlgoRx may in good faith request of him, provided that within thirty (30) days after submission by the Inventor to AlgoRx of commercially reasonable supporting documentation therefor, AlgoRx will reimburse the Inventor for his reasonable travel and lodging expenses incurred in connection with rendering such assistance and participation, and (b) AlgoRx will indemnify the Inventor for, and hold him harmless against, any Losses incurred by the Inventor that are caused by legal action by third parties against the Inventor arising from such prosecution or maintenance, or Ownership Proceeding(s), so undertaken by AlgoRx. AlgoRx will deduct the costs for any such prosecution or maintenance actions, and any Ownership Proceeding(s), and for any such indemnification of the Inventor pursuant to this Section 5.7, from royalty payments due under Article 3.

                                    ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

      6.1 Representations Of The Inventor. The Inventor warrants to AlgoRx that:
(a) to his knowledge, the Inventor is a co-inventor who contributed to the invention and development of the Licensed Patents as of the Effective Date (the "Present Technology"), and (b) he has been advised by his legal counsel that he is one of the lawful co-owners of the Licensed Patents, and (c) no third party has been granted by him any rights to such Licensed Patents, and (d) he has been advised by his legal counsel that he has the lawful right to grant the license and rights granted to AlgoRx pursuant to this Agreement, and (e) this Agreement is his valid and binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally, and (f) neither AlgoRx nor AlgoRx's attorneys or other advisors or representatives of AlgoRx have made any representations or warranties to the Inventor with respect to the income tax or other tax consequences of any of the transactions contemplated by this Agreement and he is in no manner relying on AlgoRx or AlgoRx's attorneys or other advisors or representatives of AlgoRx with respect to any such tax consequences or for any other advice with respect to any such matters, or as to any other matters with respect to this Agreement.

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            AlgoRx Pharmaceuticals, Inc. - Capsaicin License -- Marco Pappagallo

      6.2 Representations Of AlgoRx. AlgoRx represents and warrants to the Inventor that: (a) AlgoRx has the power and authority to execute, deliver and perform this Agreement and (b) this Agreement is a valid and binding obligation of AlgoRx, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                                    ARTICLE 7
                                 INDEMNIFICATION

      7.1 Indemnification By The Inventor. The Inventor will defend, indemnify and hold harmless AlgoRx and AlgoRx's sublicensees and their respective officers, Directors, employees, agents and representatives and any person claiming by or through any of them from and against any and all Losses arising out of or resulting from (a) any breach of any of the material representations or warranties made by the Inventor in this Agreement, and (b) any failure by the Inventor to perform any of his material obligations contained in this Agreement.

      7.2 Indemnification By AlgoRx. AlgoRx will defend, indemnify and hold harmless the Inventor from and against any and all Losses arising out of or resulting from (a) any breach of any of the material representations or warranties made by AlgoRx in this Agreement, (b) any failure by AlgoRx to perform any of its material obligations contained in this Agreement, and (c) any claim arising out of or in connection with the manufacture, commercialization, marketing, sale, or use of any Licensed Product that is manufactured by AlgoRx or the performance of any Licensed Service performed by AlgoRx, provided that the amount of any such indemnification will be decreased by any amounts disbursed by AlgoRx pursuant to Section 5.6 because the Licensed Technology is held to infringe any third party rights, and not otherwise recouped by AlgoRx by a decrease in royalty payments hereunder as provided herein.

                                    ARTICLE 8
                                 CONFIDENTIALITY

      8.1 Confidential Information. It is contemplated that in the course of the performance of this Agreement each party will, from time to time, disclose proprietary and confidential information to the other. For purposes of this Agreement, "Confidential Information" means all confidential and proprietary information of one party hereto disclosed by such party to the other party during the term of this Agreement, including information contained in all tangible materials, such as but not limited to samples of chemical substances and drugs, instruments, and other materials remitted to a party, and which the disclosing party identifies as confidential to the receiving party in writing ("writing" to include, for purposes of this Agreement, electronic communication such as email, and to include without limitation a stamping or legend denoting the confidential and/or proprietary nature of such information placed on the first page and/or on subsequent pages of printed or electronic forms of such information) either before, or at the time of, such disclosure, if such disclosure is initially in written form, or, if initially orally disclosed, then as so identified in writing by the disclosing party to the receiving party within thirty (30) days after such initial oral disclosure.

      8.2 Confidentiality Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, the receiving party will keep confidential, and will take such reasonable measures to maintain such Confidential Information of the disclosing party as confidential as it takes to protect its own proprietary Confidential Information, and will not publish or otherwise disclose and will not use for any purpose any

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            AlgoRx Pharmaceuticals, Inc. - Capsaicin License -- Marco Pappagallo

Confidential Information furnished to it by the other party pursuant to this Agreement, except to the extent that it can be established by the receiving party by competent proof that such Confidential Information:

            (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure by the other party;

            (b) was generally available to the public or otherwise part of the public domain, other than through any act or omission of the receiving party in breach of this Agreement, at the time of its disclosure to the receiving party;

            (c) after its disclosure to the receiving party became generally available to the public or otherwise part of the public domain other than through any act or omission of the receiving party in breach of this Agreement;

            (d) was disclosed to the receiving party by a third party who had no obligation to the disclosing party not to disclose such Confidential Information to others; or

            (e) was independently developed by the receiving party by persons who did not have access to the Confidential Information, and other than through any act or omission of the receiving party in breach of this Agreement.

      8.3 Permitted Uses. Each party may disclose the other's Confidential Information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation or complying with applicable governmental regulations, provided that if a party is required to make any such disclosure of the other party's Confidential Information it will give reasonable advance written notice to the other party of such disclosure requirement, describing such requirement in commercially reasonable detail, and, except to the extent commercially inappropriate in the case of pending patent applications, will use its best efforts to secure confidential treatment of such Confidential Information so required to be disclosed. AlgoRx may disclose any Confidential Information of the Inventor to any sublicensee of AlgoRx so long as such disclosure is limited to Confidential Information the sublicensee needs to know, in the commercially reasonable and good faith judgment of AlgoRx, in order for such sublicensee to fulfill its obligations under its sublicense from AlgoRx and provided that such sublicensee is required in writing by AlgoRx to preserve the confidentiality of such Confidential Information under obligations at least as stringent as those imposed upon AlgoRx under this Agreement.

                                   ARTICLE 9
                              TERM AND TERMINATION

      9.1 Term. The license granted pursuant to this Agreement will expire upon the expiration of the last to expire of the Licensed Patents, unless earlier terminated in accordance with this Article 9.

      9.2 Termination By AlgoRx. AlgoRx can terminate this Agreement:

            (a) upon at least thirty (30) days prior written notice to the Inventor, which notice will be effective no earlier than the first anniversary of the Effective Date;

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            AlgoRx Pharmaceuticals, Inc. - Capsaicin License -- Marco Pappagallo

            (b) upon at least thirty (30) days prior written notice to the Inventor, if during the term of this Agreement (i) the relevant applicable policies of the university or other institution with which the Inventor is affiliated, whether as an employee or consultant or otherwise at the relevant time changes, or (ii) applicable law changes, in either case in the good faith judgment of AlgoRx after consultation with its outside legal counsel, such that AlgoRx no longer has the same access and rights to Improvements and/or to the Licensed Technology hereunder as was in effect at the Effective Date, and in either case if the Inventor is unable by law or, if lawful, by exercise of his commercially reasonable diligent efforts, to secure the right for AlgoRx to use and sublicense such Improvements and/or the Licensed Technology, as relevant, in accordance with this Agreement;

            (c) upon at least ten (10) days prior written notice to the Inventor if the any or all of the Inventor fail to fulfill any material obligation of the Inventor hereunder, other than the Inventor's obligation to procure for AlgoRx the right to use Improvements or the Licensed Technology, and if such relevant failure is not cured within ninety (90) days after receipt by the Inventor of a written notice of such failure.

      9.3 Termination By The Inventor. The Inventor can terminate this
Agreement:

            (a) upon at least ten (10) days prior written notice to AlgoRx, if AlgoRx fails to make a payment or provide a report it is required to provide pursuant to Article 3, if such failure is not cured within one hundred and eighty (180) days after receipt by AlgoRx from any of the Inventor of a written notice of such failure;

            (b) upon at least ten (10) days prior written notice to AlgoRx, if AlgoRx fails to fulfill any material obligation of AlgoRx other than the payment and report obligations contained in Article 3, if such failure is not cured within one hundred and eighty (180) days after receipt by AlgoRx from any of the Inventor of a written notice of such failure.

      9.4 Effects Of Termination. Upon any termination of this Agreement:

            (a) AlgoRx will cease to have any rights to use the Licensed Technology pursuant to this Agreement, and will cease to grant any sublicenses pursuant to this Agreement;

            (b) AlgoRx will be allowed a grace period of one hundred and eighty
(180) days after the effective date of termination to dispose of any existing inventory of Licensed Products already manufactured and to continue to perform any Licensed Services already contracted for, unless the relevant performance cannot, by commercially reasonable diligence, be completed within such one hundred and eighty (180) day grace period, in which case AlgoRx will use its commercially reasonable diligent efforts to terminate the agreement(s) relating to such Licensed Services. At the end of such one hundred and eighty (180) day grace period, all remaining Licensed Products not disposed of by AlgoRx will either be destroyed by AlgoRx, or purchased by the Inventor, at the Inventor's election as communicated in writing to AlgoRx at least forty-five (45) days prior to the end of such grace period. AlgoRx will have a further thirty (30) days after the end of such grace period to prepare the final report and pay the royalties applicable to Net Sales during such one hundred and eighty (180) day grace period;

            (c) AlgoRx will remit to the Inventor all documentation and materials relating to prosecution and maintenance of Licensed Patents, as well as all Confidential Information relating to the Licensed Technology, in each case that is in possession of AlgoRx.

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            AlgoRx Pharmaceuticals, Inc. - Capsaicin License -- Marco Pappagallo

      9.5 Surviving Obligations. The parties' obligations pursuant to Articles 3, 4, 5, 6, 7, 8, 9 and 10 will survive termination of this Agreement.

                                   ARTICLE 10
                                 MISCELLANEOUS

      10.1 Relationship Of The Parties. Nothing in this Agreement is intended to create, or creates, a partnership, trust, joint venture or employment relationship between the parties. The relationship of the parties hereunder is that of licensors and licensee, and no party hereto has any authority to bind any other party hereto with respect to the subject matter of this Agreement.

      10.2 Assignment; Successors And Assigns. The Inventor may not assign the Licensed Technology or this Agreement, in whole or in part, without the prior written consent of AlgoRx, which consent will not be unreasonably withheld or delayed, provided that the Inventor may assign any or all of his rights and obligations under this Agreement to an entity controlled by the Inventor, provided further that the Inventor will after such assignment remain fully liable and responsible for his representations and warranties hereunder, as well as for the performance and observance of all of his duties and obligations hereunder. AlgoRx may assign this Agreement in whole or in part, upon at least thirty (30) days' prior written notice to the Inventor of such assignment. This Agreement will inure to the benefit of and be binding upon the parties' respective successors and assigns, and upon the Inventor's heirs, executors and administrators.

      10.3 Notices. Any report, payment, notice, or other communication required or permitted under this Agreement will be in writing, will be delivered personally, including delivery by courier such as FedEx or DHL, or by certified mail, return receipt requested, postage prepaid, or by facsimile, or by electronic mail ("email") and will be deemed given and received upon actual delivery or, if mailed by certified mail, three (3) days after deposit in the mail, or upon transmission by facsimile with confirmed answerback or upon transmission by email upon confirmed delivery to the intended recipient, addressed as follows:

      If to AlgoRx, to:

      AlgoRx Pharmaceuticals, Inc.
      Attn: Chief Executive Officer
      12A Powder Horn Hill
      Wilton, Connecticut 06897
        Facsimile: 203-762-2054
        Email: rmburch@algorx.com

      with a copy to:

      Heller Ehrman White & McAuliffe LLP
      Attn: Bruce W. Jenett
      275 Middlefield Road
      Menlo Park, CA 94025
        Facsimile: 650-324-0638
        Email: bjenett@hewm.com

      If to the Inventor, to:

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            AlgoRx Pharmaceuticals, Inc. - Capsaicin License -- Marco Pappagallo

      Marco Pappagallo, M.D.
      401 East 34th Street, Apt. N26
      New York, New York 10016
        Facsimile: 212-518-2701
        Email: marco.pappagallo@med.nyu.edu

      with a copy to:

      Shapiro Sher & Guinot
      Attn: William E. Carlson
      36 S. Charles Street, Suite 2000
      Baltimore, Maryland 21201
        Facsimile: 410-539-7611
        Email: wec@shapirosher.com

      and with a copy to:

      Holland & Knight LLP
      Attn: Patrea L. Pabst
      1201 West Peachtree Street, N.E.
      One Atlantic Center, Suite 2000
      Atlanta, Georgia 30309
        Facsimile: 404-817-473
        Email: ppabst@hklaw.com

      Each party will notify all other parties hereto of changes of address of the notifying party in the manner provided for in this Section 10.3. Notwithstanding anything in the foregoing to the contrary, notices of default, notices of termination, demands for payment, and demands for defense and/or indemnification will not be considered to have been delivered hereunder if sent only by electronic mail.

      10.4 Amendments And Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Inventor and AlgoRx.

      10.5 Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement to the extent so held unenforceable, and the balance of such provision, and the balance of this Agreement, will be interpreted as if such provision or portion thereof were so excluded, and will be enforceable in accordance with its terms.

      10.6 Force Majeure. Neither party will be deemed to be in default of this Agreement to the extent the performance of such party's obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, war, fire, natural disaster, accident, act of government, or any other cause beyond the reasonable control of such party, if the party affected gives prompt written notice of any such event to the other party or parties. In the event of a force majeure event, the time for performance or cure will be extended for the period equal to the duration of such force majeure event but not in excess of six (6) months.

      10.7 Dispute Resolution; Governing Law. The parties will attempt amicable resolution among or between themselves of any dispute arising under this Agreement before any judicial

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            AlgoRx Pharmaceuticals, Inc. - Capsaicin License -- Marco Pappagallo

action is taken. The party who wishes to submit a dispute for amicable resolution will send to the other party to this Agreement a written notice containing the particulars of such dispute and state in such notice such party's or parties' request for such amicable resolution. The parties will then have ninety (90) days after the date of receipt by the recipient of the notice of such dispute, to negotiate in good faith to attempt to resolve such dispute. If, after such ninety (90) day period, such dispute is not resolved to the satisfaction of the parties, acting in good faith, either party may seek judicial resolution of such dispute. This Agreement will be governed by the laws of the State of New York, without reference to its conflict of laws provisions.

      10.8 Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

      10.9 Entire Agreement; References. This Agreement, including each Exhibit attached hereto, each of which Exhibits is incorporated herein by reference, is the entire agreement of the parties with respect to the specific subject matter hereof, and supercedes in their entirety any previous agreements, discussions or understandings, whether written or oral, with respect to the specific subject matter hereof, between or among them. References herein to "Sections" are to Sections hereof and to "Articles" are to Article hereof, and to "Exhibits" are to Exhibits attached hereto, each of which Exhibits is incorporated herein by reference, in each case unless specifically stated otherwise herein.

      10.10 Assistance. The parties will provide to each other all commercially reasonable information and assistance required by the relevant requesting party or by such party's authorized attorneys, agents or representatives, in connection with the requesting party's exercise of such party's rights and discharge of such party's obligations under this Agreement, including the prosecution and maintenance of the Licensed Patents, the prosecution of third party infringers of the Licensed Patents and the defense of any actions for infringement of third party rights which involve Licensed Patents claims.

ALGORX PHARMACEUTICALS, INC.                         INVENTOR:

                                                     /s/ Marco Pappagallo
By: /s/ Gordon Saul                                  ---------------------------
    ----------------------------------------         MARCO PAPPAGALLO, M.D.
Name:  GORDON SAUL                                   Date signed: August__, 2001
      --------------------------------------
Title:
      --------------------------------------
Date signed: August 28, 2001


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            AlgoRx Pharmaceuticals, Inc. - Capsaicin License -- Marco Pappagallo

                                    EXHIBIT A

                               LICENSE UNDERTAKING

      I, JAMES N. CAMPBELL, as the "Undertaking Party," hereby acknowledge, and agree to, the following, effective as of August 28, 2001 (the "Effective Date of this Undertaking"):

      1. I have read the License Agreement dated August 28, 2001 between AlgoRx Pharmaceuticals, Inc. ("AlgoRx") and Dr. Marco Pappagallo (the "Agreement"). All capitalized terms not defined herein have the meaning ascribed to them in the Agreement.

      2. To the extent that I have any ownership rights in the Licensed Technology, as defined in the Agreement, I hereby grant to AlgoRx the same license rights granted to AlgoRx by Dr. Pappagallo, as the "Inventor" in the Agreement, and hereby agree to be bound by the same obligations as the Inventor under the Agreement, to the extent applicable.

      3. If, as a result of any proceedings or action, I am named as an inventor on a patent or patent application comprised in the Licensed Patents, as defined in the Agreement, or otherwise included in the Licensed Technology, I hereby grant AlgoRx, with respect to such patent or patent application, the same license rights granted to AlgoRx by the Inventor in the Agreement, and agree to be bound by the same obligations as the Inventor under the Agreement.

      4. If, after the Effective Date of this Undertaking, any amounts become due and payable to Dr. Pappagallo and me as the sole owners of the Licensed Technology pursuant to Section 2.3 of the Agreement, AlgoRx will pay one-half (1/2) of such amounts directly to Dr. Pappagallo and the other one-half (1/2) to me, and such payment to me will discharge AlgoRx of its obligation towards me with respect to such amounts.

      5. Notwithstanding Paragraphs 2 and 3 hereof, the only warranties I make in connection with this License Undertaking and the license hereby granted are those warranties contained in Section 6.1 of the Agreement, as if made by, and with respect to, myself alone.

      6. This Agreement will inure to the benefit of and be binding upon the parties' respective successors and assigns, and upon my and Dr. Pappagallo's heirs, executors and administrators, may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of all parties hereto, will be governed by the laws of the State of New York, without reference to its conflict of laws provisions, may be executed in counterparts, each of which will be an original, but all of which together will constitute one and the same instrument, and is the entire agreement of the parties with respect to the specific subject matter hereof, and supercedes in their entirety any previous agreements, discussions or understandings, whether written or oral, with respect to the specific subject matter hereof, between or among them.

                                      -18-
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            AlgoRx Pharmaceuticals, Inc. - Capsaicin License -- Marco Pappagallo

ALGORX PHARMACEUTICALS, INC.                   UNDERTAKING PARTY:

By: /s/ Gordon M. Saul                         /s/ James N. Campbell
    --------------------------------------     ---------------------------------
Name: GORDON M. SAUL                                      (Signature)
Title: Chief Business Officer                  Printed name: James N. Campbell
Date signed: August 28, 2001                   Date signed: August 29, 2001

AGREED AS TO PARAGRAPH 4 OF
THIS UNDERTAKING:

      /s/ Marco Pappagallo
----------------------------------------
      DR. MARCO PAPPAGALLO
Date signed: August____,2001

 [SIGNATURE PAGE TO UNDERTAKING - ALGORX CAPSAICIN LICENSE FROM DR.
                               MARCO PAPPAGALLO]

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            AlgoRx Pharmaceuticals, Inc. - Capsaicin License -- Marco Pappayallo

                                    EXHIBIT B

                                   DISCLAIMER

      The undersigned RICHARD A. MEYER hereby, effective as of the Effective Date of, and as defined in, that certain License Agreement dated as of August 28, 2001 by and between Dr. Marco Pappagallo, as licensor thereunder, and AlgoRx Pharmaceuticals, Inc. ("AlgoRx"), as licensee thereunder, irrevocably and completely disclaim any and all ownership interest I may have now or in the future with respect to any rights arising in any way from or under U.S. Provisional Patent Application No. 60/006,385 and U.S. Utility Patent Application No. 08/746,207 (U.S. Patent No. 6,248,788) together with all applications and patents, U.S. and foreign, claiming priority therefrom (the "Pappagallo Patents"), and confirm that I am not at the date on which I have signed this Disclaimer, as set forth below, nor at the Effective Date if a different date, nor was I prior to the Effective Date, a contributor to or an inventor with respect to, any such Pappagallo Patents.

This Disclaimer is rendered to and for the benefit of, and will inure to the benefit of, Dr. Marco Pappagallo (and, if he becomes a co-exclusive owner with Dr. Pappagallo pursuant to the Undertaking given by him in connection with the License Agreement, Dr. James N. Campbell) and AlgoRx, and their respective successors and assigns, and Dr. Pappagallo's (and, as relevant, Dr. Campbell's) heirs, executors and administrators, will be governed by the laws of the State of New York, without reference to its conflict of laws provisions, and supercedes in their entirety any previous agreements, discussions or understandings, whether written or oral, with respect to the specific subject matter hereof, by me with either of Dr. Pappagallo or AlgoRx.

      I have been advised by my own legal counsel as to the nature and consequences of my signing this Disclaimer.

      Date signed: August 30, 2001

                                           /s/ Richard A. Meyer,
                                           ---------------------------------
                                               RICHARD A. MEYER, M.S.

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